EXHIBIT 99.1

FRANKLIN BANCORP, INC.

This Proxy is Solicited by the Board of Directors of Franklin Bancorp, Inc.

The undersigned hereby appoints Craig L. Johnson and David F. Simon, or either of them, each with power of substitution, to act as proxies for the undersigned, to represent the undersigned at the Special Meeting of Shareholders (“Special Meeting”) of Franklin Bancorp, Inc. (“Bancorp”) to be held at The Community House, 380 South Bates Street, Birmingham, Michigan 48009 on Monday, April 5, 2004 at 10:00 a.m. Eastern Daylight Saving Time and at any adjournment(s) thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on all matters coming before the Special Meeting, or any adjournment(s) thereof.

This revocable Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made on an executed Proxy that is returned, then this Proxy will be voted by the proxies “FOR” the approval and adoption of the Merger Agreement and “FOR” the adjournment of the Special Meeting if deemed necessary. Discretionary authority is conferred by this Proxy with respect to certain other matters as described herein.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated February 11, 2004.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark

votes as in

this example.

FRANKLIN BANCORP, INC.

A vote “FOR” Proposals 1 and 2 is recommended

by the Board of Directors.

1.	To approve and adopt the Agreement and Plan of Merger dated as of November 10, 2003, and as amended on February 3, 2004, by and between First Place Financial Corp., a Delaware corporation, and Franklin Bancorp, a Michigan corporation, and to approve the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	To approve the adjournment of the Special Meeting to a later date or dates, if deemed necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting.

Please be sure to complete, sign, date and promptly return this Proxy in the enclosed postage-paid envelope.

IMPORTANT: In signing this Proxy, please sign your name or names in the exact form appearing on this Proxy. If the shares are issued in the names of two or more persons, all such persons should sign this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, limited liability company or other entity, please sign in full entity name by a duly authorized person.

Signature:	Date:	Signature:	Date: